EXHIBIT 23.1



         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Bank United Corp. on Form S-8 of our report dated October 28, 1996, appearing in the Annual Report on Form 10-K of Bank United Corp. for the year ended September 30, 1996.


         /s/ Deloitte & Touche LLP

         DELOITTE & TOUCHE LLP
         Houston, Texas
         December 17, 1997